EXHIBIT 2.1

THE SECURITIES REPRESENTED BY THIS CERTIFICATE, AND THE SECURITIES ISSUED UPON EXERCISE HEREOF, MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT WHICH SHALL BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

Void after 3:30 P.M., Denver Time, on January 11, 2014

Warrant to Purchase
1,000,000 Shares
of Common Stock

WARRANT TO PURCHASE SHARES OF COMMON STOCK

OF

RENTECH, INC.

          This Warrant dated January 12, 2006 certifies that, FOR VALUE RECEIVED, DKRW Advanced Fuels LLC, or permitted assigns (“Holder”), is entitled to purchase, subject to the provisions of this Warrant, from RENTECH, INC., a Colorado corporation (“Company”), at  any time not later than 3:30 P.M., Denver time, on January 11, 2014 (the “Expiration Date) one million (1,000,000) shares of common stock, having $0.01 par value per share, of the Company (“Common Stock”) at an exercise price, subject to adjustment as set forth below, of $2.4138 per share (the “Exercise Price”). The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock are subject to adjustment from time to time as hereinafter set forth.  The shares of the Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as “Warrant Stock.”

          1.          Exercise of Warrant.  Subject to the provisions of Section 4 hereof, this Warrant may be exercised in whole or in part at any time or from time to time not later than 3:30 P.M., Denver Time, on  January 11, 2014 or if that date falls on a day on which banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender of this Warrant to the Company with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares specified in such form, together with all federal and state taxes applicable upon such exercise which Holder is required to remit to the Company in connection with such exercise.  If this Warrant should be exercised in part only, the Company shall, upon any partial exercise and in connection with the surrender of this Warrant for cancellation, execute and deliver a new warrant evidencing the right of the Holder to purchase the balance of the shares.  Upon receipt by the Company of this Warrant at the office or agency of the Company, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such securities shall not then be actually delivered to the Holder.

          (a)         Payment may be made either (i) by wire transfer of immediately available funds, (ii) by delivery of a written notice,  by shares of Common Stock and/or Common Stock receivable upon exercise of this Warrant in accordance with subsection (b) below, or (iii) by a combination of any of the foregoing methods, for the number of Common Shares specified in the Purchase Form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the Holder pursuant to the terms of this Warrant) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock determined as provided herein.

          (b)          Notwithstanding any provisions herein to the contrary, if the Fair Market Value, as defined in subsection (c) below, of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Purchase Form in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X=Y	x	(A-B)

A

          Where X =          the number of shares of Common Stock to be issued to the Holder

          Y =          the number of shares of Common Stock purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being exercised (at the date of such calculation)

          A =          the Fair Market Value of one share of the Company’s Common Stock (at the date of such calculation)

          B =          Exercise Price (as adjusted to the date of such calculation)

          No cash or other consideration, other than the reduction in the number of shares of Warrant Stock represented by this Warrant, shall be required in connection with any such exercise by the Holder.  Following any such exercise, the Company shall issue a new Warrant to the Holder representing the number of shares of Warrant Stock remaining unexercised.

          (c)           Fair Market Value.  For purposes hereof, the “Fair Market Value” of a share of Common Stock as of a particular date (the “Determination Date”) shall mean:

          (i)            If the Company’s Common Stock is traded on the American Stock Exchange or another national exchange or is quoted on the National or SmallCap Market of The Nasdaq Stock Market, Inc. (“Nasdaq”), then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date.

          (ii)           If the Company’s Common Stock is not traded on the American Stock Exchange or another national exchange or on the Nasdaq but is traded on the NASD OTC Bulletin Board, then the mean of the average of the closing bid and asked prices reported for the last business day immediately preceding the Determination Date.

          (iii)          Except as provided in subsection (iv) below, if the Company’s Common Stock is not publicly traded, then as the Holder and the Company agree or in the absence of agreement by arbitration in accordance with the rules then in effect of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided.

          (iv)          If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company’s charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this Section 1(b)(iv) that all of the shares of Common Stock then issuable upon exercise of this Warrant are outstanding at the Determination Date.

          2.           Reservation of Shares.  The Company hereby agrees that at all times there shall be reserved for issuance and delivery, free from preemptive rights, upon exercise of this Warrant, such number of shares of its Common Stock as shall be required for issuance or delivery upon exercise of this Warrant with respect to any unexercised shares.

          3.           Fractional Shares.  No fractional shares or scrip representing fractional shares shall be issued upon any exercise of this Warrant.  With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

         (a)           The current value shall be the last reported sale price of the Common Stock on The American Stock Exchange on the last trading day prior to the date of exercise of this Warrant, or if no such sale is made on such day, the average closing bid and asked prices for such day on the composite tape of the exchange for all exchanges on which sales were made that day; or

          (b)           If the Common Stock is not so listed or admitted to unlisted trading privileges, the current value shall be the mean of the last reported bid and asked prices reported by the National Association of Securities Dealers Quotation System (or, if not so quoted on The American Stock Exchange, by the National Quotation Bureau, Inc.) on the last trading day prior to the date of the exercise of this Warrant; or

          (c)           If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company, such determination to be final and binding on the Holder.

          4.           Exchange, Assignment or Loss of Warrant.  This Warrant is assignable, in whole or in part, to permitted assignees and exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder.  Any such assignment shall be made by surrender of this Warrant to the Company, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax; whereupon the Company shall, without charge, execute and deliver a new warrant in the name of the permitted assignee named in such instrument of assignment.  Upon any permitted assignment or exchange, this Warrant promptly shall be canceled.  This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the office of the Company, together with a written notice specifying the denominations in which new warrants are to be issued and signed by the Holder hereof.  The term “Warrant” as used herein includes any warrants issued in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged.  Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification including a surety bond, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new warrant of like tenor and date.  Any such new warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant is lost, stolen, destroyed, or mutilated, and shall be at any time enforceable by a Holder.

          5.          Rights of the Holder.  The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

          6.          Anti-Dilution Provisions.

          (a)          Stock Splits and Stock Dividends.  Anything in this Section 6 to the contrary notwithstanding, in case the Company shall at any time issue Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, by way of dividend or other distribution on any stock of the Company, or subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall be proportionately decreased in the case of such issuance (on the day following the date fixed for determining shareholders entitled to receive such dividend or other distribution) or decreased in the case of such subdivision or increased in the case of such combination (on the date that such subdivision or combination shall become effective); provided, however, that the Exercise Price shall never be less than the par value per share of Common Stock.

          (b)          Number of Shares Adjusted.  Upon any adjustment of the Exercise Price, the holder of this Warrant shall thereafter (until another such adjustment) be entitled to purchase, at the new Exercise Price, the number of Shares, calculated to the nearest full share, obtained by multiplying the number of shares of Common Stock initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the new Exercise Price.

          (c)          Common Stock Defined.  Whenever reference is made in this Section 6 to the issue or sale of shares of Common Stock, the term “Common Stock” shall mean the Common Stock of the Company of the class authorized as of the date hereof and any other class of stock ranking on a parity with such Common Stock.  However, subject to the provisions of Section 9 hereof, shares issuable upon exercise hereof shall include only shares of the class designated as Common Stock of the Company as of the date hereof.

          7.          Officer’s Certificate.  Upon request by the Holder, and if the Exercise Price is adjusted as required by the provisions of Section 6 hereof, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office, and with its stock transfer agent, if any, an officer’s certificate showing the adjusted Exercise Price determined as herein provided and setting forth in reasonable detail the facts requiring such adjustment and the calculation thereof.  Each such officer’s certificate shall be made available at all reasonable times for inspection by the Holder and the Company shall, upon request after each such adjustment, mail a copy of such certificate to the Holder.

          8.          Notice to Holders.  If, prior to the expiration of this Warrant either by its terms or by its exercise in full, any of the following shall occur:

          (a)          the Company shall declare a dividend or authorize any other distribution on its Common Stock; or

          (b)          the Company shall authorize the granting to the shareholders of its Common Stock of rights to subscribe for or purchase any securities or any other similar rights; or

          (c)          any reclassification, reorganization or similar change of the Common Stock, or any consolidation or merger to which the Company is a party, or the sale, lease, or exchange of any signification portion of the assets of the Company; or

          (d)          the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

          (e)          any purchase, retirement or redemption by the Company of its Common Stock;

then, and in any such case, the Company shall deliver to the Holder or Holders written notice thereof at least 30 days prior to the earliest applicable date specified below with respect to which notice is to be given, which notice shall state the following:

          (f)          the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the shareholders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined;

          (g)          the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or purchase, retirement or redemption is expected to become effective, and the date, if any, as of which the Company’s shareholders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation, winding up, purchase, retirement or redemption; and

          (h)          if any matters referred to in the foregoing clauses (a) and (b) are to be voted upon by shareholders of Common Stock, the date as of which those shareholders to be entitled to vote are to be determined.

          9.          Reclassification, Reorganization or Merger.  In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a change in par value, or from par value to no par value, or as a result of an issuance of Common Stock by way of dividend or other distribution or of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company shall cause effective provision to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance as if the Holder had exercised this Warrant prior to such transaction.  Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant.  A copy of such provision shall be furnished to the holder(s) of Warrants within ten days after execution of the appropriate agreement pertaining to same and, in any event, prior to any consolidation, merger, sale or conveyance subject to the provisions of this Section 9.  The foregoing provisions of this Section 9 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

          10.          Dissolution.  If, at any time prior to the expiration of this Warrant and prior to the exercise thereof, any dissolution, liquidation or winding up of the Company shall be proposed, the Company shall cause at least 30 days’ notice to be mailed by certified mail to the registered Holder of this Warrant Certificate at the Holder’s address as it appears on the books of the Company.  Such notice shall specify the date as of which holders of record of Common Stock shall participate in any distribution or shall be entitled to exchange their Common Stock for securities or other property, deliverable upon such dissolution, liquidation or winding up, as the case may be; to the end that, during such period of 30 days, the Holder of this Warrant may exercise this Warrant and purchase Common Stock (or other stock substituted therefor as hereinbefore provided) and be entitled in respect of shares so purchased to all of the rights of the other holders of Common Stock of the Company.  In case of a dissolution, liquidation or winding up of the Company, all purchase rights under this Warrant shall terminate at the close of business on the date as of which holders of record of the Common Stock shall be entitled to participate in a distribution of the assets of the Company in connection with such dissolution, liquidation or winding up (provided that in no event shall said date be less than 30 days after completion of service by certified mail of notice as aforesaid).  Any Warrant not exercised prior to such time shall be void and no rights shall exist thereunder.  In any such case of termination of purchase rights, a statement thereof shall be included in the notice provided for herein.

          11.          Rights.  The Company gives Holder piggyback registration rights and in the event the Company has not registered the warrants by January  12, 2007, thereafter the Company agrees to give Holder demand registration rights and to incur the costs thereof.

          (a)          Piggy-Back Registration.  Subject to Section 11(i) below, if at any time during the year following the date of this Warrant, the Company proposes to register any of its Common Stock under the Act in connection with the public offering of such securities solely for cash on a form that would also permit the registration of the Common Stock of the Holder that they acquire through exercise of this Warrant, the Company will, if the shares of Common Stock subject to this Warrant have not then been registered with the Securities and Exchange Commission (“SEC”) and if the Company is not contractually or otherwise prohibited from including these shares, each such time, promptly give the Holder and other holders of similar warrants (collectively hereafter, the “Holders”) written notice of such determination.  Upon the written request of any of the Holders given within 20 days after mailing of any such notice by the Company, the Company shall use its best efforts to cause to be registered under the Act all of such Common Stock acquired through exercise of this Warrant that the Holders requested to be registered.

          (b)          Obligations of the Company.  Whenever required to use its best efforts to effect the registration of any Common Stock, the Company shall, as expeditiously as reasonably possible:

          (i)          Prepare and file with the SEC a registration statement with respect to such Warrant Stock and use its best efforts to cause such registration statement to become and remain effective for the full term of this Warrant.

          (ii)          Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

          (iii)          Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Warrant Stock owned by them.

          (iv)          Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and further provided that (anything in this Section 11 to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling shareholders pro rata, to the extent required by such jurisdiction.

          (c)          Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action that the Holders shall furnish to the Company such information regarding them, the Warrant Stock held by them, and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

          (d)          Company Registration Expenses.  In the case of any registration effected pursuant to Section (11)(a), the Company shall bear any additional registration and qualification fees and expenses (excluding underwriters’ discounts, commissions and expenses), and any additional costs and disbursements of counsel for the Company that result from the inclusion of securities held by the Holders in such registration; provided, however, that if any such cost or expense is attributable solely to one of the selling Holders and does not constitute a normal cost or expense of such a registration, such cost or expense shall be paid by that selling Holder.  In addition, each selling of the Holders shall bear the fees and costs of its own counsel.

          (e)          Underwriting Requirements.  In connection with any offering involving an underwriting of shares of Common Stock being issued by the Company or being sold by persons other than the Holders exercising piggy-back registration rights (the “Initial Sellers”), the Company shall not be required under Section 11(a) to include any of the Holders’ Warrant Stock in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company or the Initial Sellers and the underwriters selected by it or them, and then only in such quantity as will not, in the written opinion of the underwriters, jeopardize the success of the offering by the Company or by the Initial Sellers.  If the total amount of securities that all the Holders request to be included in such offering exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, the Company shall only be required to include in the offering so many of the securities of the selling Holders as the underwriters believe will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling Holders according to the total amount of securities owned by said selling Holders, or in such other proportions as shall mutually be agreed to by such selling Holders), provided that no such reduction shall be made with respect to any securities offered by the Company or the Initial Sellers for its or their own account.

          (f)          Delay of Registration.  None of the Holders shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 11.

          (g)          Indemnification.  In the event any Common Stock is included in a registration statement:

          (i)          To the extent permitted by law, the Company will indemnify and hold harmless each of the Holders requesting or joining in a registration, any underwriter (as defined in the Act) for it, and each such person, if any, who controls such Holder or underwriter within the meaning of the Act, against any losses, claims, damages, or liabilities, joint or several, to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; and will reimburse each such Holder, such underwriter, or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 11 (g)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld) nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, or controlling person.

          (ii)          To the extent permitted by law, each Holder requesting or joining in a registration will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, and each agent and any underwriter for the Company (within the meaning of the Act) against any losses, claims, damages, or liabilities to which the Company or any such director, officer, controlling person, agent, or underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent, or underwriter in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 11 (g)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

          (iii)          Promptly after receipt by an indemnified party under this Section 11(g) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this paragraph, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties.  The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this paragraph, but the omission to so notify the indemnifying party will not relieve him of any liability that he may have to any indemnified party otherwise than under this paragraph.

          (h)          Termination of the Company’s Obligations.  The Company shall have no obligations pursuant to this Section 11 more than three years after the Expiration Date of this Warrant.

          (i)          Lockup Agreement.  For two years following the date of this Warrant and in consideration for the Company agreeing to its obligations under this Section 11, each of the Holders agree in connection with any registration of the Company’s securities that, upon the request of the Company or the underwriters managing any underwritten offering of the Company’s securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Warrant Stock (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days from the effective date of such registration) as the Company or the underwriters may specify.

          (j)          Notice.  Any notices or certificates by the Company to the Holder and by the Holder to the Company shall be deemed delivered if in writing and delivered personally (including by telex, telecopier, telegram or other acknowledged receipt) or three business days following deposit in the United States mails, sent by registered or certified mail, return receipt requested, addressed as follows:

Holder:	DKRW Energy LLC
Two Riverway, Suite 170
Houston, Texas 77002
Attention: General Counsel

Company:	Rentech, Inc.
1331 17th Street, Suite 720
Denver, Colorado 80202
Attention: General Counsel

Any person may change the address for the giving of notice by providing notice in accordance with these provisions.  The change in notice shall be effective five (5) business days thereafter.

          12.          Amendments and Waivers.  Any term, condition or provision of this Warrant may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder.

          13.          Entire Agreement.  This Warrant constitutes the entire agreement among the parties thereto and supersedes any and all prior agreements whether written or oral regarding the subject matter hereof.

          14.          Transfer to Comply with the Securities Act of 1933.

          (a)          This Warrant or the Warrant Stock or any other security issued or issuable upon exercise of this Warrant may not be offered or sold except in conformity with the Securities Act of 1933, as amended, and then only against receipt of an agreement of such person to whom such offer of sale is made to comply with the provisions of this Section 14 with respect to any resale or other disposition of such securities.

          (b)          Before this Warrant may be sold, transferred, or assigned to a permitted assignee by the Holder, the Holder must notify the Company in writing at least 30 days prior to any such transfer.

          (c)          The Company will cause the following legend or a substantially similar legend to be set forth on each certificate representing Warrant Stock or any other security issued or issuable upon exercise of this Warrant not theretofore distributed to the public or sold to underwriters for distribution to the public pursuant to Section (l) hereof, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

The securities represented by this certificate may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement made under the Securities Act of 1933 (the “Act”), or pursuant to an exemption from registration under the Act the availability of which is to be established to the satisfaction of the Company.

          15.           Applicable Law.  This Warrant shall be governed by, and construed in accordance with, the laws of the state of New York.

RENTECH, INC.

	By:	/s/ D. Hunt Ramsbottom

D. Hunt Ramsbottom, President and Chief Executive Officer

Date: January 12, 2006

PURCHASE FORM

Dated ______________, 20___

          The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _____________ shares of Common Stock and hereby makes payment of $____________ in payment of the actual exercise price thereof.

INSTRUCTIONS FOR REGISTRATION OF SHARES

Name  ____________________________________________________________________________________________________

            (please typewrite or print in block letters)

Address  ___________________________________________________________________________________________________

Signature  __________________________________________________________________________________________________

Social Security or Employer I.D. No. ______________________________

ASSIGNMENT FORM
(for permitted assignees only)

          FOR VALUE RECEIVED, ___________________________________________________________________________ hereby sells, assigns and transfers unto

Name  ____________________________________________________________________________________________________

            (please typewrite or print in block letters)

Address  ___________________________________________________________________________________________________

the right to purchase Common Stock represented by this Warrant to the extent of _______________ Shares as to which such right is exercisable and does hereby irrevocable constitute and appoint _____________________________, as attorney in fact, to transfer the same on the books of the Company, with full power of substitution in the premises.

Signature:

Dated: